SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.



FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811-2699
SERIES NO.: 16


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                           $ 748
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                           $ 123
        Class C                                           $ 250
        Class R                                             $ 2
        Institutional Class                                 $ 1

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                          0.1860
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                          0.1441
        Class C                                          0.1442
        Class R                                          0.1721
        Institutional Class                              0.2000

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           4,862
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                             979
        Class C                                           2,058
        Class R                                              20
        Institutional Class                                   1

74V.  1  Net asset value per share (to nearest cent)
        Class A                                          $10.95
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                          $10.95
        Class C                                          $10.96
        Class R                                          $10.95
        Institutional Class                              $10.95